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                                                                   EXHIBIT 10.39



                             FIRST AMENDMENT TO THE
                    PERCEPTRON, INC. 1992 STOCK OPTION PLAN
                    (AMENDED AND RESTATED OCTOBER 31, 1996)


     Pursuant to the Amendment provisions in Section 9.2 of the Perceptron, Inc. 1992 Stock Option Plan ("Plan") and the approval of the Board of Directors of Perceptron, Inc. ("Company"), the Plan is hereby amended as set forth below.

     1. Subject to shareholder approval, Section 4.1 of the Plan (Shares Available for Options) shall be amended and restated in its entirety to read as follows:

           4.1 SHARES AVAILABLE FOR OPTIONS. The Board of Directors shall reserve for purposes of this Plan, out of the authorized but unissued Stock or out of shares of Stock held in the Company's Treasury, or partly out of each, a total of 2,114,286 shares of Stock, after taking into account the Company's reverse stock split effected on May 5, 1992 and stock split effected November 30, 1995, (or the number and kind of shares of Stock or other securities which, in accordance with Section 8 of this Plan, shall be substituted for such shares or to which such shares shall be adjusted).


      THIS FIRST AMENDMENT is hereby adopted as of May 13, 1997.


                                    PERCEPTRON, INC.


                                    By: /s/ ALFRED A. PEASE
                                       ---------------------------------------
                                       Alfred A. Pease, Chairman, President
                                        and Chief Executive Officer